SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GAYLORD ENTMT CO NEW

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                10/15/97              100            30.1750
                                10/06/97              501            29.9250
               THE GABELLI SMALL CAP GROWTH FUND,INC.
                                10/02/97           15,000            30.0292
               THE GABELLI ASSET FUND
                                10/15/97            3,834            30.1750
           GAMCO INVESTORS, INC.
                                10/15/97           21,998            30.0483
                                10/15/97            3,300            30.0000
                                10/14/97            6,667            30.6250
                                10/14/97              666-           30.1250
                                10/10/97            2,832-           30.9375
                                10/09/97              666-           31.4375
                                10/08/97            8,333-           31.4950
                                10/07/97            3,667            32.0625
                                10/06/97           92,002            30.0000
                                10/03/97           20,058            29.8750














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.




                                       35